UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017 (May 17, 2017)

National Energy Services Reunited Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38091	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Blvd., 7th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 293-2935

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

On May 17, 2017, National Energy Services Reunited Corp. (the “Company”) consummated its initial public offering (“IPO”) of 21,000,000 units (the “Units”), each Unit consisting of one of the Company’s ordinary shares, no par value (“Ordinary Shares”), and one warrant to purchase one-half of one Ordinary Share, pursuant to the registration statements (File Nos. 333-217006 and 333-217911) (collectively, the “Registration Statement”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $210,000,000.

Of the 21,000,000 Units sold, 6,000,000 were sold to lead investors (as defined in the Registration Statement), who entered into letter agreements with the Company in the form attached as Exhibit 10.8 to the Registration Statement, pursuant to which they agreed to hold their shares through the consummation of our initial business combination and not seek redemption in connection therewith.

As previously reported on a Current Report on Form 8-K of the Company, on May 17, 2017, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 11,850,000 warrants (the “Placement Warrants”) to the Company’s sponsor at a price of $0.50 per Placement Warrant, generating total proceeds of $5,925,000.

As of May 17, 2017, a total of $210,000,000 of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders.  An audited balance sheet as of May 17, 2017 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibit Number	Description
99.1	Audited Balance Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2017

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Name: Sherif Foda
Title: Chief Executive Officer